EXHIBIT (3)(vi)

                                  B Y - L A W S

                                       OF

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION


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                                TABLE OF CONTENTS

                                   BY-LAWS OF

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION

                                                                            PAGE

ARTICLE I.      MEETING OF SHAREHOLDERS                                        1

  Section  1.   Place of Meeting                                               1
  Section  2.   Annual Meeting                                                 1
  Section  3.   Special Meeting                                                1
  Section  4.   Notice of Meetings                                             1
  Section  5.   Quorum                                                         2
  Section  6.   Inspectors                                                     2
  Section  7.   Adjournment of Meetings                                        2
  Section  8.   Voting                                                         3
  Section  9.   Record Date                                                    3


ARTICLE II.     BOARD OF DIRECTORS                                             3

  Section  1.   Number and Qualifications                                      3
  Section  2.   Election of Directors                                          4
  Section  3.   Term of Office                                                 4
  Section  4.   Resignation and Removal                                        4
  Section  5.   Newly Created Directorships and Vacancies                      4
  Section  6.   Election of Directors by Holders of Preferred Stock            4
  Section  7.   Regular Meetings                                               6
  Section  8.   Special Meetings                                               6
  Section  9.   Notice and Place of Meetings                                   6
  Section 10.   Business Transacted at Meetings                                6
  Section 11.   Quorum and Manner of Acting                                    6
  Section 12.   Compensation                                                   7
  Section 13.   Indemnification of Officers and Directors                      7
  Section 14.   Committees of the Board                                        9


ARTICLE III.    EXECUTIVE COMMITTEE                                            9

  Section  1.   How Constituted and Powers                                     9
  Section  2.   Removal and Resignation                                        9

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                                                                            PAGE

  Section  3.   Filling of Vacancies                                          10
  Section  4.   Quorum                                                        10
  Section  5.   Record of Proceedings, etc                                    10
  Section  6.   Organization, Meetings, etc                                   10
  Section  7.   Compensation of Members                                       10


ARTICLE IV.     OFFICERS                                                      11

  Section  1.   Election                                                      11
  Section  2.   Removal                                                       11
  Section  3.   Resignation of Officers                                       11
  Section  4.   Filling of Vacancies                                          11
  Section  5.   Compensation                                                  12
  Section  6.   Chairman of the Board of Directors
                 and Chief Executive Officer                                  12
  Section  7.   Vice Chairman of the Board of Directors                       12
  Section  8.   President and Chief Operating Officer                         12
  Section  9.   The Vice Presidents                                           12
  Section 10.   The Treasurer                                                 13
  Section 11.   Controller                                                    13
  Section 12.   The Secretary                                                 14
  Section 13.   Other Officers                                                14


ARTICLE V.      CONTRACTS, LOANS, BANK ACCOUNTS, ETC                          15

  Section  1.   Contracts, etc., How Executed                                 15
  Section  2.   Loans                                                         15
  Section  3.   Checks, Drafts, etc                                           15
  Section  4.   Deposits                                                      16
  Section  5.   General and Special Bank Accounts                             16


ARTICLE VI.     CAPITAL STOCK                                                 16

  Section  1.   Issue of Certificates of Stock                                16
  Section  2.   Transfer of Stock                                             16
  Section  3.   Lost, Destroyed and Mutilated Certificates                    17

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ARTICLE VII.      DIVIDENDS, SURPLUS, ETC                                     17

  Section  1.     General Discretion of Directors                             17


ARTICLE VIII.     MISCELLANEOUS PROVISIONS                                    18

  Section  1.     Fiscal Year                                                 18
  Section  2.     Waiver of Notice                                            18
  Section  3.     Notices                                                     18
  Section  4.     Examination of Books                                        18
  Section  5.     Gender                                                      19


ARTICLE IX.       AMENDMENTS                                                  19

  Section  1.     Amendment by Directors                                      19
  Section  2.     Amendment by Shareholders                                   19

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                                  B Y - L A W S

                                       OF

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION

                               -------------------

                                   ARTICLE I.

                            MEETINGS OF SHAREHOLDERS

SECTION 1.  PLACE OF MEETING.

       All meetings of the shareholders shall be held at the principal office of the Corporation in the City of Poughkeepsie, County of Dutchess, State of New York, or at such other place or places in the State of New York as may from time to time be fixed by the Board of Directors.

SECTION 2.  ANNUAL MEETING.

       The Annual Meeting of the shareholders, for the election of directors and the transaction of such other business as may brought before the meeting, shall be held each year at such date and time of day as the directors may determine.

SECTION 3.  SPECIAL MEETINGS.

       Special meetings of the shareholders may be called by (i) all of the Board of Directors or (ii) by the Chairman of the Board and Chief Executive Officer and one other Director of the Corporation or, (iii) in the absence, unavailability, or inability to act of the Chairman of the Board and Chief Executive Officer, by the President and Chief Operating Officer and one other Director of the Corporation, or (iv) by shareholders together holding at least one third of the capital stock of the Corporation entitled to vote or act with respect thereto upon the business to be brought before such meeting.

SECTION 4.  NOTICE OF MEETINGS.

       Notice of any annual or special meeting of the shareholders shall be in writing and shall be signed by the Chairman of the Board of Directors and Chief Executive Officer or the President and Chief Operating Officer or the Secretary or an Assistant Secretary. Such notice shall state the purpose or purposes for which the meeting is called and shall state the place, date and hour of the meeting and, unless it is the annual meeting, indicate that it is being issued by or at the direction of the person or persons calling the meeting. A copy of the notice of any meeting shall be given, personally or by first-class mail, not fewer than

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ten (10) nor more than sixty (60) days before the date of the  meeting,  to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. An affidavit of the Secretary of the Corporation or other person giving the notice or of a transfer agent of the Corporation that the notice required by this section has been given shall be supplied at the meeting to which it relates.

SECTION 5.  QUORUM.

       Except as otherwise provided by statute, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

SECTION 6.  INSPECTORS.

       The person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one (1) or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. The inspectors shall make a report in writing of any matter determined by them and execute a certificate of any fact found by them.

SECTION 7.  ADJOURNMENT OF MEETINGS.

       Any meeting of shareholders may be adjourned by a majority vote of the shareholders present or represented by proxy despite the absence of a quorum. When a meeting of shareholders is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the

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adjourned  meeting  at which a quorum  shall be  present,  any  business  may be transacted, and any corporate action may be taken, which might have been transacted or taken if the meeting had been held as originally called.

SECTION 8.  VOTING.

       Every shareholder of record shall be entitled at every meeting of the shareholders to one vote for every share of stock standing in his name on the record of shareholders of the Corporation unless otherwise provided in the Certificate of Incorporation and amendments thereto and except as provided in
Section 9 of this Article I. Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. A list of shareholders as of the record date certified by the officer responsible for its preparation or by a transfer agent shall be available at every meeting of shareholders and shall be produced upon the request of any shareholder, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

SECTION 9.  RECORD DATE.

       For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the day of such meeting, nor more than sixty (60) days prior to any other action.

                                   ARTICLE II.

                               BOARD OF DIRECTORS

SECTION 1.  NUMBER AND QUALIFICATIONS.

       The number of directors constituting the entire Board shall be not less than three (3) nor more than ten (10). The number of directors may be increased, or decreased, by amendment of the by-laws adopted by vote of a majority of the entire Board of Directors.

       Each director shall be at least 18 years of age. No person who has reached age 70 shall stand for election as a director.

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SECTION 2.  ELECTION OF DIRECTORS.

       Except  as  otherwise   required  by  law  or  by  the   Certificate   of
Incorporation as amended, and except as hereinafter otherwise provided by Sections 5 and 6 of this Article II, directors shall be elected by a plurality of the votes cast at the annual meeting of shareholders by the holders of shares entitled to vote at the election and shall hold office until the next annual meeting of shareholders.

SECTION 3.  TERM OF OFFICE.

       Each director shall,  except as hereinafter  provided in Section 4 and in
Section 6 of this Article II, hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified.

SECTION 4.  RESIGNATION AND REMOVAL.

       Any director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Chairman of the Board of Directors and Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein. Any director may at any time, with or without cause, be removed by vote of the shareholders at a special meeting called for that purpose. When, however, pursuant to the provisions of the Certificate of Incorporation as amended, the holders of the shares of any class or series, voting as a class, have the right to elect one (1) or more directors, such director or directors so elected may be removed only by the applicable vote of the holders of the shares of that class or series, voting as a class.

SECTION 5.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

       Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason, except the removal of directors without cause, and except as provided for in Section 6 of this Article II, may be filled by vote of a majority of the directors then in office, although less than a quorum exists. A vacancy occurring in the Board by reason of the removal of a director without cause, may be filled only by vote of the shareholders, subject to the provisions of said Section 6. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor, and until his successor is elected and qualified.

SECTION 6.  ELECTION OF DIRECTORS BY HOLDERS OF PREFERRED STOCK.

       Anything in the by-laws to the contrary notwithstanding: In case dividends on any series of the serial preferred stock of the Corporation at the rate or rates prescribed for such series shall not have been paid in full for periods aggregating one year (1) or more, than, and until full cumulative dividends thereon shall have been paid, the holders of each

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such series  shall have the right,  together  with  holders of all other  serial preferred stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the corporation. Whenever the holders of any series of serial preferred stock shall become so entitled, either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five percent (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting the holders of serial preferred stock and the holders of Common Stock shall vote separately, and the holders of serial preferred stock present in person or by proxy at such meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect, by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate. The term "a majority of the members of Board of Directors" as herein used shall mean one (1) more than one half of the total number of directors provided for by the by-laws, regardless of the number then in office, and in case one half of such number shall not be a whole number, such one half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least five percent (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election. If and when, however, full cumulative dividends upon any series of the serial preferred stock shall at any subsequent time be paid, then and thereupon such power of the holders of such series of serial preferred stock to vote in the election of a majority of the members of the Board of Directors shall cease; subject, however, to being again revived at any subsequent time if there shall again be default in payment of dividends upon such series of serial preferred stock for periods aggregating one year or more as aforesaid. Whenever such power of the holders of all series of serial preferred stock to vote shall cease, the proper officer of the Corporation may and upon the written request of the holders of record of five percent of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of a majority of the Common Stock then outstanding, present in person or by proxy, shall be entitled to elect, by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate.

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SECTION 7.  REGULAR MEETINGS.

       The directors shall hold a regular annual meeting for the election of officers as soon as practicable after the adjournment of the Annual Meeting of the Shareholders, and, in addition, regular meetings of the directors shall be held at such times as the Board of Directors may determine. No notice of the Annual Meeting shall be required if held immediately after the Annual Meeting of the Shareholders and if a quorum is present.

SECTION 8.  SPECIAL MEETINGS.

       Special meetings of the directors may be called by (i) the Chairman of the Board of Directors and Chief Executive Officer or, (ii) in the absence, unavailability, or inability to act of the Chairman of the Board and Chief Executive Officer, by the President and Chief Operating Officer and one director of the Corporation, or (iii) by any two (2) directors at any time upon the written request of the Secretary on behalf of the two (2) directors.

SECTION 9.  NOTICE AND PLACE OF MEETINGS.

       Regular meetings shall be held at such place or places either within or without the State of New York as the Board of Directors may from time to time determine. Special meetings shall be held at such place or places either within or without the State of New York as may be specified in the respective notices of the meetings. Except as provided in Section 7 of this Article II, notice of any regular or special meeting of the directors shall be mailed to each director addressed to him at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

SECTION 10.  BUSINESS TRANSACTED AT MEETINGS.

       Any business may be transacted and any corporate action taken at any regular or special meeting of the directors whether stated in the notice of the meeting or not.

SECTION 11.  QUORUM AND MANNER OF ACTING.

       A majority of the directors in office at the time of any meeting of the Board shall constitute a quorum and, except as by law otherwise provided, the act of a majority of the directors present at any such meeting, at which a quorum is present, shall be the act of the Board of Directors. In the event it is necessary to obtain a quorum, at the discretion of the presiding Board member, any one (1) or more members of the Board may be present and participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting. In the absence of a quorum, the directors present may adjourn the meeting

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from time to time until a quorum be had.  Notice of any  adjourned  meeting need not be given other than by announcement at the meeting. The directors shall act only as a Board and the individual directors shall have no power as such.

SECTION 12.  COMPENSATION.

       The compensation of the directors, other than employees of the Corporation, for services as directors and as members of committees of the Board shall be as fixed by the Board from time to time. Such directors shall also be reimbursed for expenses incurred in attending meetings of the Board and/or committees thereof.

SECTION 13.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

       A. General Applicability

       Except to the extent expressly prohibited by the New York Business Corporation Law, the Corporation shall indemnify each person made, or threatened to be made, a party to or involved in any action, suit or proceeding, whether criminal or civil, administrative or investigative by reason of the fact that such person or such person's testator or intestate is or was a Director or Officer of the Corporation, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorney's fees and expenses, reasonably incurred in enforcing such person's right to indemnification, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent to such settlement or other disposition.

       b. Scope of Indemnification

       The Corporation promptly shall advance or reimburse upon request, after receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances of reimbursements, to any person entitled to indemnification hereunder all reasonable expenses, including attorney's fees and expenses, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled; provided, however, that such person shall cooperate in good faith with any request by the Corporation that common counsel be used by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

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       c. Other Indemnification Provisions

       Nothing herein shall limit or affect any right of any Director, Officer or other corporate personnel otherwise than hereunder to indemnification or expenses, including attorney's fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise; without affecting or limiting the rights of any Director, Officer or other corporate personnel pursuant to this Article II, the Corporation is authorized to enter into agreements with any of its Directors, Officers or other corporate personnel extending rights to indemnification and advancement of expenses to the fullest extent permitted by applicable law.

       Unless limited by resolution of the Board of Directors or otherwise, the Corporation shall advance the payment of expenses to the fullest extent permitted by applicable law to, and shall indemnify, any Director, Officer or other corporate person who is or was serving at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, whether for profit or not-for-profit, or a partnership, joint venture, trust or other enterprise, whether or not such other enterprise shall be obligated to indemnify such person.

       d. Survival of Indemnification

       Anything in these By-Laws to the contrary notwithstanding, no elimination or amendment of this Article II adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this Article II shall deprive any such person's rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

       e. Inability to Limit Indemnification

       The  Corporation  shall not,  except by  elimination or amendment of this
Article II in a manner consistent with the preceding Section 13D and with the provisions of Article IX ("Amendments"), take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this Article II. The indemnification of any person provided by this Article II shall continue after such person has ceased to be a Director or Officer of the Corporation and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

       f. Severability

       In case any provision in this Article II shall be determined at any time to be unenforceable in any respect, the other provisions of this Article II shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its Directors or Officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

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SECTION 14.  COMMITTEES OF THE BOARD.

       The Board, by resolution adopted by a majority of the entire Board, may designate from among its members, in addition to the Executive Committee provided for in Article III of these By-Laws, committees of the Board, each consisting of three (3) or more directors, and each of which shall have the powers and duties prescribed in the resolution designating such committees. Anything in these By-Laws or in the resolution designating such committees to the contrary notwithstanding, at the discretion of the presiding committee member, any one or more members of any committee of the Board of Directors may participate in any meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

                                  ARTICLE III.

                               EXECUTIVE COMMITTEE

SECTION 1.  HOW CONSTITUTED AND POWERS.

       The Board of Directors, by resolution adopted by a majority of the entire Board, may designate three (3) or more of the directors, together with the Chairman of the Board of Directors and Chief Executive Officer, to constitute an Executive Committee, to serve at the pleasure of the Board, which Committee shall during the intervals between meetings of the Board of Directors, unless limited by the resolution appointing such Committee, have authority to exercise all or any of the powers of the Board of Directors in the management of the affairs of the Corporation, insofar as such powers may lawfully be delegated. The Board may designate one (1) or more directors as alternate members of such Committee, who may replace any absent member or members at any meeting of such Committee.

SECTION 2.  REMOVAL AND RESIGNATION.

       Any member of the Executive Committee, except a member ex officio, may be removed at any time with or without cause, by resolution adopted by a majority of the entire Board. Any member of the Executive Committee may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board of Directors and Chief Executive Officer or the President and Chief Operating Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein. Any person ceasing to be a director shall ipso facto cease to be a member of the Executive Committee.

SECTION 3.  FILLING OF VACANCIES.

       Any vacancy among the members of the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a majority of the entire Board of Directors.

SECTION 4.  QUORUM.

       A majority of the members of the Executive Committee shall constitute a quorum. The act of a majority of the members of the Executive Committee present at any meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee and the individual members thereof shall have no powers as such.

SECTION 5.  RECORD OF PROCEEDINGS, ETC.

       The Executive Committee shall keep a record of its acts and proceedings and shall report the same to the Board of Directors when and as required.

SECTION 6.  ORGANIZATION, MEETINGS, ETC.

       The Executive Committee shall make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings.

SECTION 7.  COMPENSATION OF MEMBERS.

       The members of the Executive Committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

                                   ARTICLE IV.

                                    OFFICERS

SECTION 1.  ELECTION.

       The Board of Directors, at its regular annual meeting, shall elect or appoint from their number a Chairman of the Board of Directors and Chief Executive Officer and the Chairmen of Committees of the Board and may elect or appoint a vice chairman of the Board of Directors and vice chairmen of Committees of the Board, which officers shall be officers of the Board; and it shall elect or appoint a President and Chief Operating Officer, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller which officers shall be officers of the Corporation. Each of said officers, subject to the provisions of Sections 2 and 3 of this Article, shall hold office, if elected, until the meeting of the Board following the next Annual Meeting of shareholders and until his successor has been elected and qualified, or, if appointed, for the term specified in the resolution appointing him and until his successor has been elected or appointed. Any two (2) or more offices may be held by the same person, except the offices of President and Secretary. Should any of the officers of the Board or the President cease to be a director, he shall ipso facto cease to be such officer.

SECTION 2.  REMOVAL.

       Any officer may be removed summarily with or without cause at any time by resolution of the Board of Directors, or, except in the case of any officer elected by the Board of Directors, by any committee or officer upon whom such power of removal may be conferred by the Board of Directors, without prejudice, however, to any rights which any such person may have by contract.

SECTION 3.  RESIGNATION OF OFFICERS.

       Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, its Chairman and Chief Executive Officer, the President and Chief Operating Officer or Secretary of the Corporation. Such resignation shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Board of Directors or one (1) of the above-named officers of the Corporation. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

SECTION 4.  FILLING OF VACANCIES.

       A vacancy in any office, from whatever cause arising, shall be filled for the unexpired portion of the term in the manner provided in these by-laws for the regular election or appointment of such officer.

SECTION 5.  COMPENSATION.

         The compensation of the officers shall be fixed by the Board of Directors or by any committee or superior officer upon whom power in that regard may be conferred by the Board of Directors.

SECTION 6.  CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER.

       The Chairman of the Board and Chief Executive Officer shall, when present, preside at all meetings of the shareholders and the Board of Directors. He shall be Chairman of the Executive Committee. He shall be responsible for direction of the policy of the Board of Directors and shall have the power and perform the duties necessary to implement such responsibility.

SECTION 7.  VICE CHAIRMAN OF THE BOARD OF DIRECTORS.

       In the absence of the Chairman of the Board of Directors, the Vice Chairman shall, when present, preside at all meetings of the shareholders and the Board of Directors. He shall have such powers and perform such duties as the Chairman of the Board of Directors and Chief Executive Officer shall delegate to him.

SECTION 8.  PRESIDENT AND CHIEF OPERATING OFFICER.

       The President and Chief Operating Officer shall, subject to the authority of the Chairman of the Board of Directors and Chief Executive Officer, have the power and perform the duties usually appertaining to the President and Chief Operating Officer of a corporation, and such power and duties as the Chairman of the Board and Chief Executive Officer shall assign to him.

SECTION 9.  THE VICE PRESIDENTS.

       The Vice Presidents shall have such duties as may from time to time be assigned to them by the Board of Directors or the President and Chief Operating Officer, or by the Chairman of the Board and Chief Executive Officer in the President and Chief Operating Officer's absence. When performing the duties of the President and Chief Operating Officer, they shall have all the powers of, and be subject to all the restrictions upon, the President.

SECTION 10.  THE TREASURER.

       The Treasurer shall:

       (a) Except as otherwise ordered by the Board, have charge and custody of, and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, all money and other valuable effects in its name in such banks, trust companies or other depositaries as shall be selected in accordance with these by-laws;

       (b) Receive and give receipts for payments made to the Corporation and take and preserve proper receipts for all monies disbursed by it;

       (c) In general, perform such duties as are incident to the office of Treasurer, or as may be from time to time assigned to him by the Board of Directors, the Chairman of the Board and Chief Executive Officer or the President and Chief Operating Officer, or as may be prescribed by law or by these by-laws.

       The Treasurer shall give to the Corporation a bond if, and in such sum as, required by the Board of Directors, conditioned for the faithful performance of the duties of his office and the restoration to the Corporation at the expiration of his term of office, or in case of his death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind, in his possession belonging to the Corporation.

SECTION 11.  CONTROLLER.

       The Controller shall:

       (a) Keep at the office of the Corporation correct books of account of all its business and transactions, subject to the supervision and control of the President and Chief Operating Officer and Treasurer;

       (b) Exhibit at all reasonable times his books of accounts and records to any of the directors upon application during business hours at the office of the Corporation where such books and records are kept;

       (c) Render a full statement of the financial condition of the Corporation whenever requested so to do by the Board of Directors, the Chairman of the Board and Chief Executive Officer or the President and Chief Operating Officer; and

       (d) In general, perform such duties as may be from time to time assigned to him by the Board of Directors, the Chairman of the Board and Chief Executive Officer or the President and Chief Operating Officer.

SECTION 12.  THE SECRETARY.

       The Secretary shall:

       (a) Keep the minutes of the meetings of the shareholders, Board of Directors and Executive Committee in books provided for the purpose;

       (b) See that all notices are duly given in accordance with the provisions of these by-laws or as required by law;

       (c) Be custodian of the seal of the Corporation and see that it or a facsimile thereof is affixed to all stock certificates prior to their issue, and that it is affixed to all documents the execution of which under the seal of the Corporation is duly authorized or which require that the seal be affixed thereto;

       (d) Have charge of the stock certificate books of the Corporation and keep, or cause to be kept, at the office of the Corporation or at the office of its transfer agent or registrar, a record of shareholders of the Corporation, containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof; and

       (e) In general, perform such duties as are incident to the office of Secretary, or as may be from time to time assigned to him by the Board of Directors, the Chairman of the Board and Chief Executive Officer or the President and Chief Operating Officer, or as are prescribed by law or by these by-laws.

SECTION 13.  OTHER OFFICERS.

       Other officers, including one (1) or more additional Vice Presidents, may from time to time be appointed by the Board of Directors or by any officer or committee upon whom a power of appointment may be conferred by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the Chairman of the Board and Chief Executive Officer or the President and Chief Operating Officer and shall hold office for such terms as may be designated by the Board of Directors or the officer or committee appointing them.

                                   ARTICLE V.

                      CONTRACTS, LOANS, BANK ACCOUNTS, ETC.

SECTION 1.  CONTRACTS, ETC., HOW EXECUTED.

       The Board of Directors, except as in these by-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances, and, unless so authorized by the Board of Directors, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credits or to render it liable pecuniarily for any purpose or to any amount.

SECTION 2.  LOANS.

       No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless authorized by the vote of the Board of Directors. When so authorized, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the corporation. When so authorized any officer or agent of the Corporation, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may pledge, hypothecate or transfer any and all stocks, securities and other personal property at any time held by the Corporation, and to that end endorse, assign and deliver the same. Such authority may be general or confined to specific instances. The Board of Directors may authorize any mortgage or pledge of, or the creation of a security interest in, all or any part of the corporate property, or any interest therein, wherever situated.

SECTION 3.  CHECKS, DRAFTS, ETC.

       All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by the Treasurer or such other officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4.  DEPOSITS.

       All funds of the Corporation shall be deposited from time to time to its credit in such banks, trust companies or other depositaries as the Board of Directors may select, or as may be selected by an officer or officers, agent or agents of the Corporation to whom such power, from time to time, may be delegated by the Board of Directors and, for the purpose of such deposit, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by the President and Chief Operating Officer or a Vice President, or the Treasurer or the Secretary, or by any officer, agent or employee of the Corporation to whom any of said officers, or the Board of Directors, by resolution, shall have delegated such power.

SECTION 5.  GENERAL AND SPECIAL BANK ACCOUNTS.

       The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may select and may make such special rules and regulations with respect thereto, as it may deem expedient.

                                   ARTICLE VI.

                                  CAPITAL STOCK

SECTION 1.  ISSUE OF CERTIFICATES OF STOCK.

       Certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall be numbered, as nearly as may be, in the order of their issue and shall be signed by the Chairman of the Board and Chief Executive Officer or by the President and Chief Operating Officer or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee.

SECTION 2.  TRANSFER OF STOCK.

       Shares of the capital stock of the Corporation shall be transferable by the holder thereof in person or by duly authorized attorney upon surrender of the certificate or certificates for such shares properly endorsed. Every certificate of stock exchanged or returned to the Corporation shall be appropriately cancelled. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation. The Board of Directors may make such other and further rules and regulations as they may deem necessary or proper concerning the issue, transfer and registration of stock certificates.

SECTION 3.  LOST, DESTROYED AND MUTILATED CERTIFICATES.

       The holder of any stock of the Corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representatives to give the Corporation a bond in such sum and with such surety or sureties, as they may require to indemnify the Corporation, and any registrar or transfer agent of its stock, against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises.

                                  ARTICLE VII.

                            DIVIDENDS, SURPLUS, ETC.

SECTION 1.  GENERAL DISCRETION OF DIRECTORS.

       The Board of Directors shall have the power from time to time to fix and determine and to vary the amount of working capital of the Corporation, to determine whether any and, if any, what dividends shall be declared and paid to the shareholders, to fix the date or dates for the payment of dividends, and to fix a time, not exceeding fifty (50) days preceding the date fixed for the payment of any dividend, as a date for the determination of shareholders entitled to receive payment of such dividend. When any dividend is paid or any other distribution is made, in whole or in part, from sources other than earned surplus, it shall be accompanied by a written notice (i) disclosing the amounts by which such dividend or distribution affects stated capital, surplus and earned surplus, or (ii) if such amounts are not determinable at the time of such notice, disclosing the approximate effect of such dividend or distribution as aforesaid and stating that such amounts are not yet determinable.

                                  ARTICLE VIII.

                            MISCELLANEOUS PROVISIONS

SECTION 1.  FISCAL YEAR.

       The fiscal year of the Corporation shall be the calendar year.

SECTION 2.  WAIVER OF NOTICE.

       Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. Whenever the Corporation or the Board of Directors or any committee thereof is authorized to take any action after notice to any person or persons or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time, if at any time before or after such action is completed the person or persons entitled to such notice or entitled to participate in the action to be taken or, in the case of a shareholder, by his attorney-in-fact, submit a signed waiver of notice of such requirements.

SECTION 3.  NOTICES.

       Whenever by the by-laws any written notice is required to be given to any shareholder, director or officer, the same may be given, unless otherwise required by law and except as hereinbefore otherwise expressly provided, by delivering it personally to him or by mailing or telegraphing it to him at his last known post office address. Where a notice is mailed or telegraphed, it shall be deemed to have been given at the time it is mailed or telegraphed.

SECTION 4.  EXAMINATION OF BOOKS.

       The Board of Directors shall, subject to the laws of the State of New York have power to determine from time to time, whether, to what extent, and under what conditions and regulations the accounts and books of the Corporation or any of them shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account book or document of the Corporation except as conferred by the laws of the State of New York unless and until authorized so to do by resolution of the Board of Directors or shareholders of the Corporation.

SECTION 5.  GENDER.

       Words used in these by-laws importing the male gender shall be construed to include the female gender, wherever appropriate.

                                   ARTICLE IX.

                                   AMENDMENTS

SECTION 1.  AMENDMENT BY DIRECTORS.

       The Board of Directors shall have the power without the assent or vote of the shareholders to adopt by-laws, and except as hereinafter provided in Section 2 of this Article, and subject to such limitations as may be imposed by law, to rescind, alter, amend or repeal by a vote of a majority of the whole Board any of the by-laws, whether adopted by the Board or by the shareholders.

SECTION 2.  AMENDMENT BY SHAREHOLDERS.

       The shareholders shall have power to rescind, alter, amend or repeal any by-laws and to adopt by-laws which, if so expressed, may not be rescinded, altered, amended or repealed by the Board of Directors.

       I, Gladys L. Cooper, Corporate Secretary of Central Hudson Gas & Electric Corporation, do hereby certify that the foregoing is a full, true and correct copy of the by-laws of said Corporation as in effect at the date hereof.

       IN WITNESS WHEREOF, I have hereunto set my hand as Corporate Secretary of said Corporation and hereunto affixed its corporate seal this __th day of _____,
____.

                                             /s/    GLADYS L. COOPER
                                          ---------------------------------
                                                 Corporate Secretary

Amended: April 27, 1999
Amended:  December 15, 1999
Amended January 18, 2002